PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                    QUALIFIED STOCK OPTION PLAN

     THIS STOCK OPTION PLAN is made as of this 30 day of December, 1996, by

PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a corporation organized under the laws of the State of  Delaware  (the "Company"),  for the benefit of those persons designated as Participants (as hereinafter defined) under this Plan by the Board of Directors of the Company.

1.   PURPOSE.
     -------

     The purpose of this Stock Option Plan  (the  "Plan)  is  to  provide a means  whereby  the  Company  may,  through  the  grant  of  stock  options

("Options")   to  Key  Employees  and  directors  of  the  Company  or  its subsidiaries or  affiliates,  attract  and  retain  persons  of ability and motivate such persons to exert their best efforts on behalf of  the Company and its subsidiaries or affiliates.  The term "Key Employee" shall mean and include  those employees and directors of the Company or any subsidiary  or affiliate  thereof who are considered especially important to the future of

the Company.   For  purposes  of  this  Plan, the Key Employees who receive

Options hereunder are hereafter referred to as "Participants."



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2.   ADMINISTRATION OF THE PLAN.
     --------------------------

     This  Plan shall be administered by the  Board  of  Directors  of  the

Company.  Accordingly, the Board shall have complete authority to interpret all provisions  of  this Plan consistent with law, to prescribe, amend, and rescind  any  rules  and  regulations  necessary  or  appropriate  for  the administration of the  Plan  and to make such other determinations and take such other action as it deems necessary or advisable to carry out the Plan.

Any interpretation, determination  or  other  action  made  or taken by the

Board  shall  be  final,  binding  and conclusive.  The Board, however,  is

authorized  to  create  a  committee  (the   "Stock  Option  Committee"  or

"Committee"), which shall consist of at least  three (3) directors selected by the Board, to assist the Board in the management  and  administration of

the  Plan.   The Board may also select one or more directors  as  alternate members of the  Stock Option Committee who may take the place of any absent member or members  at any meeting of the Stock Option Committee.  The Stock

Option Committee shall  not  have  any  decision making authority hereunder except that it may recommend to the Board any action to be taken hereunder.

In this respect, the Board of Directors of  the  Company  has  selected and hereby appoints John W. Beck, Richard Reiss and Anton Schedlbauer  to serve as  the  initial  members of the Stock Option Committee who shall serve  as such and in such capacity  for  such  period  of time until the Board shall select and appoint any successor members of the Stock Option Committee.

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3.   GRANT OF OPTIONS.
     ----------------

     (a)  Subject to and in accordance with the  provisions  of  this Plan,

the Board of Directors of the Company shall (i) determine and designate the

Participants  to whom Options are to be granted, (ii) determine the  number of shares of the  Company's  Class  B Common Stock ("Class B Common Stock")

subject to the Options, (iii) determine  the  price and the manner in which

Options shall be exercisable and the duration of  the  vesting and exercise periods for such Option; and (iv) determine the timing when Options will be granted and any conditions that must be satisfied before  an award is made.

In no event shall any Option granted under the Plan be an "incentive  stock option,"  as  defined  in  Section 422 of the U.S. Internal Revenue Code of

1986, as amended (the "Code"),  unless  it is designated by the Board (upon recommendation of the Committee, if applicable)  as  such  at or before the time the Option is granted.  The aggregate fair market value (as determined under  Section  5 to the extent not inconsistent with Section  422  of  the

Code), determined  as  of  the  date  an  Option is granted, of the Class B

Common  Stock  for which any Participant may  be  awarded  incentive  stock options which are  first exercisable by the participant during any calendar year under the Plan  (or  any  other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

     (b)  Options granted under  this  Plan shall be evidenced by a written agreement  to  be signed by the Participant  and  by  all  members  of  the

Committee, or any one of them designated for such proposes, which agreement

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shall set forth  the  terms  and  conditions of such Options, including the number of Options granted, the purchase  price for the Class B Common Stock

covered  by  such options and the vesting and  exercise  schedules.    Each

Participant shall  acknowledge  in such agreement receipt of a copy of this

Plan and shall agree to be bound by all the terms and provisions hereof.

     (c)  Any provision to the contrary  herein  contained notwithstanding,

no  Options  may  be  granted  to  any Participant unless  and  until  such

Participant shall have been employed  by,  or  served as a director of, the

Company or any of its subsidiaries or affiliates  for at least one (1) year prior to the date such Options are granted.

     (d)  Options granted hereunder shall have a term of no longer than ten

(10)  years  from  the  date  of  their  grant  and shall vest  and  become

exercisable in accordance with the terms of their  grant.   Options  may be

exercisable in installments during the option period; however, options must be  exercised  for  full  shares  of  Class B Common Stock.  In the case of

"incentive stock options" granted to an  individual  described  in  Section

422(b)  of  the  Code  (relating to certain 10% owners), such Options shall have a term of no longer  than five (5) years from the date of their grant.

In the case of "incentive stock options" granted to an individual described in Section 422(b)(6) of the  Code  (the  "Code")  (relating  to certain 10%

owners),  such Options shall have a term of no longer than five  (5)  years from the date of their grant.

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     (e)  For  purposes  of determining the eligibility of a Participant to

exercise  Options  granted  hereunder,   the   Board   may   request   such

certificates,  documents  or other information from officers of the Company or otherwise properly evidencing such Participant's eligibility.

     (f)  The total number  of  shares of Class B Common Stock with respect to  which Options may be granted under  the  Plan  is  500,000  subject  to adjustment  as  set forth in Section 7.  Any shares of Class B Common Stock with respect to which  an Option expires or otherwise is forfeited pursuant to the terms of the Plan  or  any  Option  award  agreement shall thereupon again become available for new grants of Options.

4.   RESTRICTIONS ON EXERCISE BASED ON TERMINATION OF EMPLOYMENT.
     -----------------------------------------------------------

     (a)  No  Option  held  by  a  Participant may be exercised  after  the termination  of  the  Participant's  employment  with  the  Company  or  an affiliate or subsidiary thereof, except that (i) if such termination occurs by reason of the Participant's death,  total disability or retirement, then all Options vested in the Participant as  of  the  date of such event shall immediately become exercisable and may be exercised until the expiration of such vested Options, and all unvested Options held by the Participant as of such  date  shall  automatically expire and terminate;  and  (ii)  if  such termination occurs by  reason of the Participant's being terminated without cause or voluntary resignation, then all Options vested in the Participant as of the date of such termination or resignation shall immediately become

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exercisable and may be exercised for a period of thirty (30) days after the date of such termination or resignation, and all unvested Options hold by the

Participant as of such date shall automatically expire and terminate.

     (b)    In the event a Participant's  employment  is  terminated  "with cause" (as defined below), then the ParticiPant shall forfeit all rights to any unexercised  Options  granted hereunder, whether or not vested, and all of his or her outstanding Options  shall automatically terminate and lapse.

The term "with cause" means termination  as  a  result  of  a Participant's dishonesty,  misuse  of  drugs  or  alcohol,  collusion  with  competitors,

misconduct or gross negligence.

5.   PURCHASE PRICE.
     --------------

     Except as  specifically  set  forth  in this Plan (or in an attachment hereto),  the  price per share of Class B Common  Stock  at  which  Options granted under this  Plan  may  be exercised by the Participants shall be no less than (or, in the case incentive stock options granted to an individual described  in  Section 422(b)(6) of  the  Code  (relating  to  certain  10%

owners), shall be  no  less than 110% of) the Fair Market Value (as defined below) of a share of Class  B  Common Stock of the Company on the date such

Option is granted (herein the "Purchase  Price"). If, at the time an Option is granted, the Class B Common Stock is publicly  traded  on  the  New York

Stock Exchange, the "Fair Market Value" of a share of Class B Common  Stock of the Company shall be equal to the sales price for a share of the Class 8


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Common  Stock as quoted in the New York Stock Exchange at close of business

on such date.     If,  at the time an Option is granted, the Class B Common

Stock is not publicly traded,  the Fair Market Value shall be determined by an independent third party expert selected by the Committee.

6.   PAYMENT OF PURCHASE PRICE UPON EXERCISE.
     ---------------------------------------

     (a)  Each Option shall provide  that the Purchase Price for the shares of Class B Common Stock as to which an Option is exercised shall be paid in full in cash or in such other consideration  as  the Board of Directors may deem appropriate on the date of such exercise.  Upon  receipt  of  payment,

the  Company  shall  deliver  to  the Participant exercising such Option  a

certificate  for such shares of Class  B  Common  Stock.   It  shall  be  a

condition to the performance of the Company's obligation to issue shares of class B Common  Stock  upon  exercise  of  an  Option  that the Participant exercising  such Option pay any applicable foreign, United  States  federal

(including FICA),  state  or  local  withholding taxes which the Company is obligated to collect with respect to the  transfer  of Class B Common Stock upon such exercise.

     (b)  A Participant shall have none of the rights  of  a shareholder of the  Company until shares of Class B Common Stock are transferred  to  him,

and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option was exercised.

     (c)  The  Participants  to whom Options have been awarded and who have exercised  any  rights  granted thereunder  pursuant  to  this  Plan  shall

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acknowledge at the time of  purchase that they are not acquiring the shares of Class B Common Stock with  a view to distribute them in violation of any applicable federal or state securities  laws or the regulations promulgated thereunder.  The shares of Class B Common  Stock  subject  to  the  Options awarded  hereunder,  if  and  when  subscribed, will constitute "restricted securities", as such term is defined  in  Rule 144 of the Securities Act of

1933, as amended (the "Act"), and accordingly,  said  shares  must  be held indefinitely,  until  subsequently  registered  under the Act, an exemption from such registration is available or they are resold in conformance with

Rule 144.  Said shares  of  Class B Common Stock may be resold pursuant to

Rule 144 under the Act only after  being held for two  (2) years following the  exercise  of  Options  by  a  Participant and  the payment of the full subscription  price,  and  thereafter only  in conformance with the  volume requirements  of Rule 144.  Therefore, upon exercise all Participants shall acknowledge that  no  shares  of  Class B Common Stock shall be transferred under the Plan until all legal requirements  applicable  to the transfer of such  shares have been complied with to the satisfaction  of the  Board  of

Directors of the Company.  In this respect, the Board shall  have the right

to  condition  any  transfer   of  shares  to  any  Participant  upon  such

Participant's  written  undertaking to comply with such restrictions on his subsequent  disposition  of  such  shares as the Board shall deem necessary or advisable as a result  of  any  applicable  law,  regulation or official interpretation thereof.  Certificates representing shares of Class B Common

Stock  may  be  legended  to  reflect  any  of the foregoing  restrictions.

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Transferees of Option Shares that constitute  "restricted securities" under

Rule 144 promulgated by the SEC under the Act or  any  successor regulation shall have the same rights as the Participants under this  Section  6  with respect to such shares of Class B Common Stock.

     In  the  event  of  any  sale of shares of Class B Common Stock by any

Participant pursuant to the terms  of  Rule 144 of the Act, upon exercises,

the  Company  will  cooperate  in supplying  such  information  as  may  be necessary to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission (the "SEC") as

a condition to the availability  of  an exemption from the Act for the sale of restricted securities.

7.   REGISTRATION RIGHTS.
     -------------------

     (a)  Whenever  the  Company  proposes   to   file   under  the  Act  a

registration  statement  relating  to the issuance or sale of  any  of  its shares of capital stock (other than  a  registration statement (i) required to be filed in respect of employee benefit plans of the Company on Form S-8 or any successor form from time to time in  effect  or  (ii) on Form S-4 or any successor form, with respect to any dividend reinvestment  plan  of the

Company,  the  Company  shall  at  least  30 days prior to such filing give

effective written notice of such proposed filing  to  the  Optionee.   Upon

receipt by the Company not more than 15 days after such effective notice of a  written  request  from  a  Participant  whose  Options  have  vested for registration  of  shares  of  Class  B Common Stock subject to such Options

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(herein  the  "Option  Shares"), the Company  shall  (1)  include  in  such registration statement or in a separate registration statement concurrently filed, and use its best  efforts  to  cause  such registration statement to become  effective  with  respect to, the Option Shares  as  to  which  such

Participant requests registration, and (2) if such proposed registration is

in  connection  with  an  underwritten   offering,  upon  request  of  said

Participant cause the managing underwriter  therefor  to  include  in  such offering  the  Option  Shares  as  to  which  the Participant requests such inclusion, on terms and conditions comparable to  those of the other shares to be offered, provided that the Company shall have  the  right to postpone or  withdraw any registration effected pursuant to this Section  7  without any obligation to the Participant.

     (b)  Whenever  a  Participant  whose Options have vested or has vested

Options requests in writing to the Company  that it registers under the Act any  Option  Shares, the Company within five days  after  such  request  is effective shall  promptly  file  a  registration  statement  on  Form  S-8,

together  with  such  other  documents  or writings required thereunder, in order to register the Option Shares requested  by  such  Participant  to be registered.

     (c)  All  fees, disbursements and expenses incurred by the Company  in connection with  any registration pursuant to this Section 7 shall be borne by the Company, including,  without limitation, all registration and filing fees, all costs of preparation  and  printing of any registration statement and related prospectus and any amendments  or supplements thereto, all fees

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and disbursements of counsel for the Company,  the  expenses  of  complying with  applicable  securities  or blue sky laws, and all costs in connection with the preparation and delivery of any other documents related thereto.

8.   ADJUSTMENT IN EVENT OF CHANGE IN CLASS B COMMON STOCK.
     ------------------------------------------------------

     In the event of any change  in  shares  of the Class B Common Stock by reason of any stock dividend, recapitalization, exchange of shares or split up of the issued and outstanding shares of Class B Common Stock, the number of such shares of Class B Common Stock subject  to  the Options granted and outstanding hereunder at such time, and the Purchase Price per share, shall

be  appropriately  adjusted  to  prevent  dilution  and  to   maintain  the

proportion  and  cost of the Class B Common Stock subject to such  Options.

In the event of a  reorganization,  merger  or  consolidation  wherein  the

Company is not the surviving entity, the Board shall allow the Participants to  exercise  the  rights  with respect to the Options that are granted and outstanding prior to the consummation of any such merger, reorganization or consolidation or shall take  any  other  action  it may deem appropriate in order to prevent any loss of value held by the Participants with respect to any Options granted hereunder.

9.   AMENDMENT AND DISCONTINUE.
     -------------------------

     The Board of Directors of the Company may from  time  to  time  amend,

suspend or discontinue the Plan; provided, however, that the Board may  not make  any  amendment that would, if such amendment were not approved by the

shareholders,   cause  grants  under  the  Plan  to  fail  to  satisfy  the

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requirements for exemption under Section 16 of the United States Securities

Exchange Act of 1934,  as amended, unless and until shareholder approval is obtained.  No amendment  of this Plan shall materially and adversely affect any  right of any Participant  with  respect  to  any  Options  theretofore granted or awarded without such Participant's consent.

10.  EXPIRATION DATE.
     ---------------

     This  Plan shall expire and no further Options may be issued under the

Plan on the earlier of (i) ten (10) years after the date hereof or (ii) the date the Board of Directors of the Company decide to terminate the Plan.

11.  NON TRANSFERABILITY OF OPTIONS.
     ------------------------------

     The Options  granted  under  this  Plan  shall  not  be  assignable or transferable by a Participant other than by will or the laws of descent and distribution,  and  the Options may be exercised during the lifetime  of  a

Participant only by the  Participant  or,  in  the event the Participant is incapable of acting by reason of total disability,  by  his  or  her  legal representative.

12.  NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT.
     -------------------------------------------

     Nothing  contained  in  this  Plan  or in any Option granted hereunder shall confer upon any Participant any rights  to  continue in the employ of the Company, or any of its subsidiaries or affiliates,  or  alter the right of the Company or any of its subsidiaries or affiliates to terminate his or her  employment at any time.  Except as specifically set forth  herein,  no person shall have any claim or right to be granted Options under this Plan.

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     IN WITNESS WHEREOF, an authorized representative of the Company hereby signs and executes this Plan as of the day and year first above written.

                                   PEPSI-COLA PUERTO RICO
                                     BOTTLING COMPANY



                                   By:__________________________






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